UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Virage Logic Corporation

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VIRAGE LOGIC CORPORATION

47100 Bayside Parkway

Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on March 7, 2008

To the Stockholders of Virage Logic Corporation:

The Annual Meeting of Stockholders of Virage Logic Corporation, a Delaware corporation, will be held on March 7, 2008, at 11:00 a.m. Pacific Time, at Virage Logic Corporation’s principal executive offices located at 47100 Bayside Parkway, Fremont, CA 94538, for the purpose of considering and voting upon the following matters:

1.	To elect two Class II directors to hold office until the 2011 Annual Meeting of Stockholders and one Class III director to hold office until the 2009 Annual Meeting of Stockholders, each until their successors are duly elected and qualified.

2.	To ratify the appointment of Burr, Pilger & Mayer LLP, as independent auditors of Virage Logic Corporation for the fiscal year ending September 30, 2008.

3.	To transact such other business as may properly come before the meeting, including any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 14, 2008 will be entitled to notice of, and to vote at, this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. However, to assure your representation at the meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card, or (3) by mail by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose. Even if you have previously voted using the Internet, telephone or proxy card, you may still vote in person if you attend the Annual Meeting of Stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

J. Daniel McCranie

President and Chief Executive Officer

Fremont, California

January 25, 2008

VIRAGE LOGIC CORPORATION

47100 Bayside Parkway

Fremont, California 94538

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

March 7, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited on behalf of the Board of Directors of Virage Logic Corporation, a Delaware corporation, which is referred to in this proxy statement as the Company, for use at the Annual Meeting of Stockholders to be held on March 7, 2008, at 11:00 a.m. Pacific Time, at the Company’s principal executive offices located at 47100 Bayside Parkway, Fremont, CA 94538, or at any adjournment or postponement thereof.

The Company intends to mail the Notice of the Annual Meeting of Stockholders, this proxy statement, the annual report on Form 10-K for 2007 and the proxy card on or about January 28, 2008 to all stockholders entitled to vote at the Annual Meeting. The enclosed annual report on Form 10-K for 2007 includes financial statements and a financial statement schedule, but excludes exhibits, as filed with the Securities and Exchange Commission. Our annual report on Form 10-K, and the exhibits thereto, as well as our other filings with the Securities and Exchange Commission may be accessed, free of charge, at www.sec.gov, as soon as practicable after filing.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on January 14, 2008, which is referred to in this proxy statement as the Record Date, will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 23,483,167 shares of common stock outstanding and entitled to vote. Each holder of record of common stock outstanding on the Record Date will be entitled to one (1) vote for each share held on all matters to be voted on at the Annual Meeting. Stockholders do not have cumulative voting rights.

Votes Required

A plurality of the votes duly cast at the Annual Meeting is required for the election of the director nominees. The two Class II director nominees and the one Class III director nominee receiving the highest number of votes cast by the holders of our common stock entitled to vote at the Annual Meeting will be elected.

The ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditors for the fiscal year ending September 30, 2008 requires the affirmative vote of a majority of votes cast by the holders of our common stock entitled to vote at the Annual Meeting.

Quorum, Abstention, Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of common stock as of the Record Date. Shares of common stock entitled to vote and represented at the Annual Meeting by proxy or in person will be tabulated by the inspector of elections, Mellon Investor Services LLC.

We treat shares that are voted “WITHHOLD ALL” with respect to the election of directors or shares that are voted “ABSTAIN” with respect to the appointment of the Company’s independent auditors as being present for the purposes of determining the presence of a quorum.

Accordingly, a “WITHHOLD” or “ABSTAIN” vote is the same as voting against the appointment of the Company’s independent auditors but has no effect on the election of directors who are elected by the highest number of votes cast.

Broker non-votes are counted as present for the purposes of determining the presence of a quorum, but broker non-votes are not counted for or against any proposal.

Broker non-votes include shares for which a bank, broker or other nominee (record) holder has not received voting instructions from the beneficial owners and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners, brokers who do not receive voting instructions from their clients have the discretion to vote shares on routine matters but have no discretion to vote such shares on non-routine matters.

The proposals to be voted on at this Annual Meeting, the election of directors and ratification of independent auditors, are routine matters.

Voting of Proxies; Revocability of Proxies

If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted FOR the Class II director nominees and the Class III director nominee to the Board of Directors listed on the proxy card, and FOR the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditors for the fiscal year ending September 30, 2008.

Voting by Proxy Cards: All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards.

Voting by Telephone or Internet: A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately.

Voting by Attending the Annual Meeting: A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting. Further, if the shares are held of record by a broker, bank or other nominee and a stockholder wishes to vote at the Annual Meeting, he or she must obtain a proxy issued in his or her name from the record holder.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the attention: Corporate Secretary, Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

Expenses of Solicitation

The Company will pay all reasonable expenses of soliciting proxies. No additional expense will be paid to officers, directors and employees of the Company for their services in soliciting proxies. Upon request, the Company will reimburse brokers, banks and other fiduciaries who hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

CORPORATE GOVERNANCE

The Company and its Board of Directors are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its stockholders. The Company has established policies and practices to foster and maintain responsible corporate governance. The Company’s corporate governance documents, including its Code of Conduct, Audit Committee Charter, Compensation Committee Charter, and Nominating and Governance Committee Charter, are posted on the Company’s web site (www.viragelogic.com) via the Investor Relations/Corporate Governance page. Printed copies of these documents are also available to stockholders upon written request directed to Corporate Secretary, Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538.

Code of Conduct — The Board of Directors has adopted a written Code of Conduct to provide the Company’s employees with guidance, as well as policies and procedures to follow in conducting business in a legally and ethically appropriate manner. The Company’s Code of Ethics, promulgated by the Board of Directors, is contained therein and applies to all directors, officers and employees, including the Company’s Chief Executive Officer and Chief Financial Officer.

Committee Charters — The Company has adopted written charters for the Audit, Compensation and Nominating and Corporate Governance Committees establishing practices and procedures for the committees in accordance with applicable corporate governance rules and regulations. These charters are intended to be reviewed at least annually and updated as necessary.

BOARD OF DIRECTORS

Director Independence

The Company requires that at least a majority of the Board of Directors be independent in accordance with NASDAQ listing standards. To be independent, a director must not have a relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors has determined that the following directors are independent: Michael L. Hackworth, Cathal Phelan, Robert H. Smith and Michael Stark.

Meeting of the Board of Directors and Committees

During the fiscal year ended September 30, 2007, the Company’s Board of Directors held ten meetings. With the exception of one director, all of the Company’s directors attended the 2007 Annual Meeting.

The Audit Committee held nine meetings. The Compensation Committee held six meetings. The Nominating and Corporate Governance Committee did not meet in fiscal 2007. Instead, the independent members of the Board of Directors recommended a slate of director nominees to stand for re-election at the 2007 Annual Meeting of Stockholders.

With the exception of one director, each member of the Board of Directors attended at least 75% of the aggregate number of (i) the total number of meetings of the board and (ii) the total number of meetings held by the committees of which he was a member.

The Board of Directors, the Audit and Compensation Committees periodically hold meetings of only the independent directors or committee members without management present.

Committees of the Board of Directors

Our current Board committee membership is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael L. Hackworth	Michael L. Hackworth *	Michael L. Hackworth
Cathal Phelan	Robert H. Smith	Cathal Phelan
Robert H. Smith *		Michael Stark *

*	Denotes the Chairman of such committee.

Audit Committee — The Board of Directors has determined that all members of the Audit Committee are independent directors, as defined by NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that Mr. Smith qualifies as an “audit committee financial expert” as defined by rules promulgated by the Securities and Exchange Commission.

Our Audit Committee is charged with oversight of the accounting and financial reporting processes of the Company and audits of its financial statements.

Our Audit Committee has the specific authority and responsibility under its charter to:

•	appoint, oversee, evaluate and replace the Company’s independent auditor;

•	evaluate the disclosures, reports and other data submitted by the independent auditor to the Committee regarding the auditor’s independence, and oversee the independence of the independent auditor;

•	meet with management and the independent auditor to discuss the annual financial statements and the reports of the independent auditors;

•	review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor, or management;

•	review the scope and results of internal audits;

•	evaluate the performance of the internal auditor;

•	prepare minutes of Committee meetings for the Board, and report to the Board on any significant matters arising from the Committee’s work;

•

establish procedures for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities;

•	review and approve all related party transactions; and

•	prepare an annual report required by the rules of the Commission for inclusion in our proxy statement.

Compensation Committee — The Board of Directors has determined that all members of the Compensation Committee are independent directors, as defined by NASDAQ listing standards.

Our Compensation Committee has the specific purpose under its charter to:

•	assist the Board in its discharge of responsibilities relating to executive and independent director compensation; and

•	oversee incentive, equity-based and other compensatory plans in which executive officers, directors and key employees of the Company or its subsidiaries participate.

Among other things, our Compensation Committee has the specific authority and responsibility under its charter to:

•

develop and periodically review compensation policies and practices applicable to executive officers, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition in terms of base salary, deferred compensation and incentive or equity-based compensation and other benefits;

•

determine the basis for and recommend for approval by the independent directors the compensation for executive officers other than the Chief Executive Officer, whose compensation is determined by the independent directors of the Board as a whole;

•

supervise, administer and evaluate incentive, equity-based and other compensatory plans of the Company in which executive officers and key employees of the Company and its subsidiaries participate, including approving guidelines and size of grants and awards, making grants and awards, and any modifications, cancellations, or limits thereto;

•

review and approve, subject to stockholder approval as required, the creation or amendment of any incentive, equity-based and other compensatory plans of the Company in which executive officers and key employees of the Company and its subsidiaries participate;

•

review and approve any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to any of the foregoing, applicable to executive officers;

•	review periodically the compensation and benefits offered to non-employee directors and recommend changes to the Board as appropriate; and

•	retain or terminate any compensation consultants or other advisors to assist the Committee in evaluating compensation matters or in carrying outs it responsibilities.

The Compensation Committee also prepares an annual report required by the rules of the Commission for inclusion in our proxy statement. This report is included below immediately following the Compensation Discussion and Analysis (“CD&A”).

Nominating and Governance Committee (Nominating Committee) — The Board of Directors has determined that all members of the Nominating Committee qualify as independent directors, as defined by NASDAQ listing standards. The Nominating Committee’s responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors and providing oversight with respect to corporate governance.

Our Nominating Committee has the specific purpose under its charter to:

•	identify individuals qualified to serve as members of the Board of the Company;

•	recommend for the Board’s selection director nominees and individuals to fill vacancies on the Board;

•	evaluate the Board’s performance; and

•	develop and recommend to the Board corporate governance guidelines and provide oversight with respect to corporate governance.

Our Nominating Committee has the specific authority and responsibility under its charter to:

•

identify and evaluate individuals qualified to serve as members of the Board, recommend to the Board all individuals to be selected by the Board as candidates for election by the stockholders, or to be elected by the Board to fill any vacancies or newly created directorships on the Board;

•	recommend to the Board the composition of Board committees;

•	cause to be prepared and recommend to the Board the adoption of corporate governance guidelines and review and recommend changes from time to time;

•	cause to be prepared and recommend to the Board the adoption of appropriate codes of ethics and/or conduct and review and recommend changes from time to time;

•	determine whether non-employee members of the Board may serve as a consultant or service provider to the Company;

•	make recommendations to the Board regarding issues of management succession;

•	from time to time, conduct an evaluation of the performance of the Board, Board committees and individual members of the Board, and discuss the evaluation with the full Board;

•	prepare minutes of Committee meetings for the Board, and report to the Board on any significant matters arising from the Committee’s work; and

•	engage advisers as the Committee determines necessary to carry out its responsibilities.

Director Nomination

The Nominating Committee identifies nominee directors qualified to become members of the board consistent with criteria established by the board, reviews and recommends to the board changes to the size and/or composition of the board and/or committees and recommends to the board the nominee directors for election at the annual meeting of stockholders. Nominee directors are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to board duties.

The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee, c/o Corporate Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for the Annual Meeting.”

Shareholder Communications with Board of Directors

Any stockholder desiring to communicate with the Board of Directors or with any director regarding the Company may write to the attention of: Corporate Secretary, Virage Logic Corporation, 47100 Bayside Parkway, Fremont, CA 94538. In addition, any stockholder, employee, or other person may anonymously and confidentially report complaints or concerns related to accounting, internal accounting controls or auditing to the Company’s Audit Committee by submitting such information at www.ethicspoint.com. Any such reports that are received will be forwarded to the Chairman of the Audit Committee and the Chairman of the Board of Directors.

Members of the Board of Directors

The Board is currently divided into three classes of Directors. Directors hold office for staggered terms of three years or until their successors are duly elected and qualified, or until the earlier of their death, resignation or removal. One of the three classes is elected each year to succeed the Directors whose terms are expiring. Class II Directors will be elected at the Annual Meeting to serve for a term expiring at the annual meeting in the year 2011. The Class III Directors’ terms will expire in 2009. The Class I Directors’ terms will expire in 2010.

The Board of Directors has for the past several years consisted of seven (7) directors, divided into three classes. At each annual meeting the stockholders elect the number of directors allocated to that class (two directors in the case of Classes I and III and three directors in the case of Class II) to a three year term.

This year, however, Adam Kablanian, a Class III director whose term expires at the annual meeting to be held in 2009, announced that he would retire from the Board of Directors, effective as of the date of the Annual Meeting. In contemplation of Mr. Kablanian’s retirement, the Board will reduce the size of the Board from seven directors to six directors, and rebalance the classes to consist of two directors in each class. The Nominating Committee has recommended, and the independent members of the Board have nominated Cathal Phelan and Michael Stark, both of whom are currently Class II directors, for election to the Board of Directors as Class II directors for three year terms. The Nominating Committee has recommended, and the independent members of the Board have also nominated Alexander Shubat, who is currently a Class II director and is the Company’s Chief Technology Officer, for election to the Board of Directors as a Class III director for a term of one year, which equals the remaining portion of Mr. Kablanian’s original term. If these individuals are elected as proposed, the Board of Directors after the annual meeting will consist of two Class III directors whose terms will expire upon the annual meeting in 2009, two Class I directors whose terms will expire upon the annual meeting in 2010 and two Class II directors whose terms will expire upon the annual meeting in 2011.

The names of the directors and their business experiences are set forth below:

Name	Age	Class Of Directors	Term Expires on the Annual Meeting	Business Experience
J. Daniel McCranie	64	Class I	2010	Mr. McCranie has served as President and Chief Executive Officer since January 2007 and as Executive Chairman of the Board of Directors and Co-Principal Executive Officer from March 2006 to January 2007. Previously, Mr. McCranie was our Chairman of the Board of Directors from August 2003 to March 2006. Before joining the Company, Mr. McCranie was Vice President of Sales and Marketing for Cypress Semiconductor from September 1993 to February 2001. Mr. McCranie was Chairman, Chief Executive Officer and President of SEEQ Technology from February 1984 to September 1993. Mr. McCranie has served as Chairman of the Board of Directors of ON Semiconductor Corp. since November 2001, and as a member of the Boards of Directors of Actel Company, Cypress Semiconductor, Xicor Corporation, ASAT Ltd., and California Micro Devices. Mr. McCranie holds a B.S. in Electrical Engineering from Virginia Polytechnic Institute.

Robert H. Smith	70	Class I	2010	Mr. Smith has served as a member of the Board of Directors since August 2003. Prior to joining the Company, Mr. Smith held a number of positions at Novellus Systems, Inc., including as a Director from May 1995 to August 2002, Executive Vice President, Finance & Administration and Chief Financial Officer from October 1996 to January 2002 and Executive Vice President of Administration in the Office of the CEO from

Name	Age	Class Of Directors	Term Expires on the Annual Meeting	Business Experience

				January 2002 to August 2002. Previously, Mr. Smith held a number of executive positions in operations, finance and administration with such companies as Memorex Corporation, Control Data Corporation, R. R. Donnelley & Sons Company, and Maxwell Graphics. Currently, Mr. Smith serves as a Director of Cirrus Logic, Inc., PLX Technology Inc., ON Semiconductor Corp., and Epicor Software Corp. Mr. Smith holds a B.S. in Business Administration from Oklahoma City University.

Michael Stark	52	Class II	2008	Mr. Stark has served as a member of the Board of Directors since December 1999. Since December 1998, Mr. Stark has served as Managing Director of Crosslink Capital, Inc., a San Francisco-based venture capital firm. Mr. Stark was a Managing Director of Crosslink Capital, which was a business unit of Robertson Stephens from 1992 to December 1998, and was a Director of Research at Robertson Stephens from 1989 to 1992. In addition, Mr. Stark was a senior research analyst with Robertson Stephens, covering the semiconductor industry from 1983 to 1989. Before joining Robertson Stephens in 1983, he worked in Intel Corporation’s strategic planning group. Mr. Stark holds a B.S. in Engineering from Northwestern University and a M.B.A. from the University of Michigan.

Cathal Phelan	44	Class II	2008	Mr. Phelan has served as a member of the Board of Directors since March 2006. Currently, he is the Chief Executive Officer of Ubicom, Inc., a leading provider of wireless communications and software platforms. Prior to joining Ubicom in April 2006, Mr. Phelan spent nearly 15 years and held various management roles in Cypress Semiconductor. Most recently he had served as vice president of the Data Communications Division at Cypress Semiconductor. Mr. Phelan graduated from the Engineering School of Trinity College at the University of Dublin in Ireland. He received a bachelor degree in micro-electronic engineering, a bachelor degree in mathematics and a masters degree in micro-electronic engineering.

Michael L. Hackworth	66	Class III	2009	Mr. Hackworth has served as a member of the Board of Directors since March 2000. From January 1985 to April 1999, he held various executive management positions at Cirrus Logic, Inc., including President and Chief Executive Officer from January 1985 to June 1998, and Chairman and Chief Executive Officer from June 1998 to April

Name	Age	Class Of Directors	Term Expires on the Annual Meeting	Business Experience

				1999. Mr. Hackworth serves as a Director of Epicor Software Corporation and Cirrus Logic, Inc. Mr. Hackworth holds a B.S. in Engineering from Santa Clara University.

Alexander Shubat	46	Class III	2009	Mr. Shubat co-founded Virage Logic and has served as Vice President of Research and Development and Chief Technical Officer and a member of the Board of Directors since January 1996. Before co-founding Virage Logic, Mr. Shubat was a Director of Engineering at Waferscale Integration from November 1985 to December 1995, where he managed various groups, including design, application-specific integrated circuit and high-speed memory. Mr. Shubat holds a B.S. and an M.S. in Electrical Engineering from the University of Toronto, Canada and a Ph.D. in Electrical Engineering from Santa Clara University.

There are no family relationships among any of the Company’s directors or executive officers.

Director Compensation

All non-employee directors receive a cash director fee from the Company in the amount of $7,500 per quarter, for their services as members of the Board of Directors. On December 16, 2006 and upon the recommendation of the Compensation Committee, the Board of Directors approved certain changes to the compensation arrangement for non-employee directors. The chairman of the Audit Committee receives an annual cash retainer of $15,000, and each other member of the Audit Committee receives an annual cash retainer of $6,000. The chairman of the Compensation Committee receives an annual cash retainer of $7,500, and each other member of the Compensation Committee receives an annual cash retainer of $3,000. The chairman of the Nominating Committee receives an annual cash retainer of $5,000 and members of the Nominating Committee receive an annual cash retainer of $1,000. On an annual basis, Robert H. Smith receives $6,000 as the lead director of the Board of Directors. In addition, non-employee directors are reimbursed for certain expenses in connection with attending board and committee meetings.

The Company has granted, and expects to continue to grant, non-employee directors equity incentives for shares of the Company’s common stock. Prior to fiscal year 2006, non-employee directors received stock option grants. Commencing in fiscal 2006, non-employee directors receive annual grants of stock-settled appreciation rights. Under the Company’s current equity compensation policy for non-employee directors, non-employee directors receive an initial grant of a stock-settled appreciation right to purchase 35,000 shares that vest over twelve months after election to the board and an annual grant, at the close of the Company’s annual meeting, of a stock settled appreciation right to purchase 12,000 shares that is fully vested and exercisable upon grant. In accordance with the policy and on March 2, 2007, the Company granted to Messrs. McCranie, Hackworth, Phelan, Smith and Stark each stock settled appreciation rights to purchase 12,000 shares of common stock at $10.31 per share. These stock settled appreciation rights were fully vested and exercisable at the date of grant.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Michael L. Hackworth	43,500		—	44,640	—	—	—	88,140
Adam A. Kablanian (3)	200,315	(4)	—	—	—	—	—	200,315
J. Daniel McCranie	50,000	(5)	—	—	—	—	—	50,000
Cathal Phelan	36,000		—	142,038	—	—	—	178,038
Alexander Shubat (6)	—		—	—	—	—	—	—
Robert H. Smith	51,000		—	44,640	—	—	—	95,640
Michael Stark	30,000		—	44,640	—	—	—	74,640

(1)	This column includes annual board retainer and committee service fees earned for fiscal 2007 regardless of when paid, as well as fees paid to Mr. Kablanian during fiscal 2007 following his resignation as President and Chief Executive Officer.
(2)	This column includes the compensation cost recognized for financial statement reporting purposes under FAS 123R for fiscal 2007 with respect to awards of options and stock settled appreciation rights (i.e., grant date fair value amortized over the requisite service period, but disregarding any estimate of forfeitures relating to service-based vesting conditions). The amount described includes the fiscal year compensation cost for awards made in fiscal 2007 and in prior years, using the FAS 123R modified prospective transition method. We describe the assumptions made in this valuation in our Form 10-K for the year ended September 30, 2007. These awards are further described in the discussion below. As of September 30, 2007, each non-employee director had the following number of options and stock settled appreciation rights outstanding:

Non-Employee Director	Outstanding Awards as of September 30, 2007
Michael L. Hackworth	172,000	(a)
J. Daniel McCranie	192,000	(b)
Cathal Phelan	47,000	(c)
Robert H. Smith	48,000	(d)
Michael Stark	102,000	(e)

(a)	Consists of stock options exercisable for 160,000 shares; and stock settled appreciation rights in the amount of 12,000 shares.
(b)	Represents stock options granted during Mr. McCranie’s term as a director, prior to his appointment as President and Chief Executive Officer.
(c)	Consists of stock options exercisable for 35,000 shares; and stock settled appreciation rights in the amount of 12,000 shares.
(d)	Consists of stock options exercisable for 36,000 shares; and stock settled appreciation rights in the amount of 12,000 shares.
(e)	Consists of stock options exercisable for 90,000 shares; and stock settled appreciation rights in the amount of 12,000 shares.
(3)	Mr. Kablanian has announced his intention to retire from the Board concurrent with the Company’s 2008 Annual Meeting.
(4)	Represents the amount Mr. Kablanian received as Chairman of the Board of Directors through the end of fiscal 2007, which followed his resignation as President and Chief Executive Officer on January 4, 2007.

(5)	Mr. McCranie is a named executive officer and his compensation as such is set forth below in the Summary Compensation Table; in addition, Mr. McCranie received $50,000 during the first quarter of fiscal 2007 for consulting services as Executive Chairman, prior to becoming President and Chief Executive Officer of the Company in January 2007.
(6)	Mr. Shubat is a named executive officer and his compensation is set forth below in the Summary Compensation Table. Mr. Shubat did not receive any additional compensation during 2007 in connection with his service as a director.

Compensation Committee Interlocks

No interlocking relationship exists, or in the past fiscal year has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of two Class II directors to serve for a term of three years until the Annual Meeting of Stockholders in 2011, and one Class III director to serve for a term of one year until the Annual Meeting of Stockholders in 2009, and until their successors are elected and qualified. The Board of Directors has unanimously nominated Cathal Phelan and Michael Stark as Class II directors for election to the Board of Directors and Alexander Shubat as a Class III director for election to the Board of Directors. The nominees have indicated that they are willing and able to serve as directors. If Mr. Phelan, Shubat, or Stark becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person(s) as shall be designated by the Board of Directors.

The Class II directors and Class III director will be elected by the highest number of votes cast, in person or by proxy, at the Annual Meeting.

The Board of Directors recommends a vote “for” the election of Cathal Phelan and Michael Stark as Class II directors and Alexander Shubat as a Class III director.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF BURR, PILGER & MAYER LLP

AS THE COMPANY’S INDEPENDENT AUDITORS FOR

FISCAL YEAR ENDING SEPTEMBER 30, 2008

At the Annual Meeting, the stockholders will vote to ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditors for the fiscal year ending September 30, 2008. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting is required for approval of this proposal.

Stockholder ratification of the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of Burr, Pilger & Mayer LLP to the stockholders for ratification as a matter of good corporate practice and because the Audit Committee values stockholders’ views on our independent auditors. Notwithstanding the ratification of the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in our best interest and the best interest of our stockholders.

Required Vote

The affirmative vote of a majority of the votes duly cast is required to approve this proposal. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on this proposal.

The Audit Committee and the Board of Directors recommend a vote “for” approval of Proposal 2.

Audit and Non-Audit Fees

Burr, Pilger & Mayer LLP Fees for Fiscal 2007 and 2006

The following table sets forth fees for professional audit services rendered by Burr, Pilger & Mayer LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2007 and 2006 and fees billed for other services rendered by Burr, Pilger & Mayer LLP for each of fiscal 2007 and 2006.

Service: Type of Fee	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$614,208	$572,445
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$73,400	—

Total	$687,608	$572,445

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Burr, Pilger & Mayer LLP in connection with statutory and regulatory filings or engagements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. None of the fees paid to the independent auditor under the category Tax Fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimus exception established by the Securities and Exchange Commission.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our compensation program is overseen and administered by the Compensation Committee of our Board of Directors (the “Committee”). The Committee is responsible for monitoring, annually reviewing and approving corporate and individual goals and objectives relevant to our compensation programs for our named executive officers, including our President and Chief Executive Officer, and compensation programs for our outside directors.

Compensation Philosophy and Objectives

The executive compensation plans and practices of our company are designed to:

•

Attract and retain highly qualified executives by offering an overall compensation plan that is competitive with those offered for comparable positions in comparable companies in the technology industry. Our Committee, with the assistance of outside consultants and/or the use of externally prepared surveys, reviews market compensation data, giving the greatest weight to the data from our market competitors in the semiconductor and electronic sectors of the technology field.

•

Incent executive officers to achieve our company’s business objectives through the use of an incentive compensation plan based on those objectives that tie incentive compensation to the financial and business performance of our company. In general, the Committee believes that achieving acceptable and expected corporate results and performance are a necessary condition for our executives to realize targeted levels of compensation, particularly with respect to discretionary payments of variable pay and long-term incentives.

•

Pay for performance, so that a portion of compensation will be tied to an individual’s performance, both to incent goal-oriented performance and to reward individual contributions to our short-term and long-term business performance.

•

Align the interests of our executive officers with the long-term interests of shareholders through executive participation in equity based compensation and incentive plans dependent upon the company’s performance.

Elements of Executive Compensation

The executive compensation program is comprised of the following elements which are described below in more detail:

•	Base salary;

•	Annual cash incentive compensation;

•	Long-term equity incentive compensation;

•	Certain benefits in the event of termination following a change in control; and

•	Standard welfare benefit plans and programs.

With the direction of the Committee, we selected these elements because each is considered useful to meet one or more of the objectives of our compensation policy. Our goal is to provide our executive officers and employees with a total compensation package, generally, at the 50th percentile of the Radford Survey, which our Committee believes to be the survey that most closely tracks the compensation practices of those companies with whom we compete for employees. Base salary is set with the goal of attracting executives and adequately compensating and rewarding them on a day to day basis for the time spent and services performed and the skills and experience they bring to the Company. Our equity incentives are geared toward providing an incentive for the achievement of both short-term and long-term business objectives and retaining key talent. In determining compensation levels for each executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive’s past contributions and future expected contributions to our business. We believe these elements of compensation, when combined, are effective, and will continue to be effective in achieving the objectives of the compensation program. As a general matter we do not provide any significant perquisites, or “perks” to our executive officers, which in fiscal 2007 consisted of a nominal car allowance for one departed executive, and severance. We also strongly believe that engaging and retaining the best talent in critical functions may involve negotiations with individual executives who have compensation packages in place with other employers or potential employers. In order to enable us to hire and retain talented executives, the Committee may determine that it is in our best interests to negotiate packages that may deviate from our standard practices in setting the compensation for certain of its executive officers when such deviation is deemed necessary by competitive or other market forces.

In November 2006, the Committee engaged Meyercord & Associates to review and make recommendations during fiscal 2007 with respect to competitiveness and design of our outside director compensation, and our use of equity incentives. Meyercord & Associates selected the following companies based on the similar revenues and market capitalization, which we refer to as our “peer group” companies: Catalyst Semiconductor, Centellium, Cogent, ESS Technology, Exar, Hi/fn, Inc., Leadis Technology, Magma Design Automation, Microtune, MIPS Technology, PDF Solutions, Pericom Semiconductor, Phoenix Technologies, PLX Technologies, SCM Microsystems, Sirenza Micro Devices, Synplicity, Tessera Technologies, Volterra Semiconductor and Zilog. Based on the recommendations of Meyercord & Associates, the Board approved changes to the annual board retainer and committee chair and member fees, as well as an additional annual retainer for an appointed lead outside director. The Committee requests information and recommendations from outside consultants as it deems appropriate in order to assist it in structuring and evaluating the Company’s executive compensation programs, plans, and practices. However, the Committee’s decisions about the executive compensation program, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by outside consultants.

Role of Senior Officers in Determining Executive Compensation. The Committee or the Board, upon recommendation of the Committee, makes all compensation decisions related to our named executive officers. However, our President and Chief Executive Officer and other senior officers regularly provide information and recommendations to the Committee on the performance of our executive officers, appropriate levels and components of compensation, including equity grants, and the targets for individual performance or other goals for our annual incentive and other bonus plans, as well as such other information as the Committee may request.

Base Salary. None of our named executive officers have employment agreements or other contractual rights to receive fixed base salaries. In determining executive cash compensation, each component of each executive officer’s compensation is considered relative to a competitive market position based on executive compensation survey information including the Radford Survey for public companies in similar regions, type of industry and similar employee size among other relevant information. Both qualitative factors, such as experience, level of contribution, potential impact on company performance and relative internal pay, and quantitative factors relating to corporate and individual performance are considered when determining individual compensation. The weight given to each of these factors will differ for each individual, as the Committee deems appropriate. The Committee does not have a practice of giving raises to our executive officers each year. No named executive officers received increases in base salary during fiscal year 2007.

Annual Cash Incentive Compensation. We believe that a majority of our annual cash compensation that is available to be earned by our executive officers should be tied to the achievement of our company performance objectives; this serves as a motivation to each executive to meet or exceed the performance measures established in our profit sharing plan. We established a profit sharing plan for fiscal 2007, which applied company-wide to executives and other employees. For fiscal 2008, executive officers will participate in the MBO Plan described below. For fiscal 2007 participation in the profit sharing plan was available to all employees and was based on achievement of pre-tax target operating profit, excluding stock based compensation charges, and for each participant a pre-established incentive target percentage as stated as a percentage of base salary. Payments under the profit sharing plan were to occur following the announcement of fiscal year results if targets were achieved. Each profit sharing plan participant was required to be an employee on the last day of the fiscal year to receive a bonus under the plan. Each named executive officer’s target bonus percentage was generally determined by reference to comparable bonus opportunities in effect at our peer group companies, the comparable bonus targets reported from published surveys including the Radford Survey, internal comparability with percentage targets of other executives and the executive’s level of responsibility, experience and knowledge. The Committee also took into account each named executive officer’s total cash compensation opportunity (i.e., base salary plus bonus) relative to the total cash compensation opportunities for comparable executives at our peer group companies and from companies included in applicable public surveys. Mr. McCranie’s fiscal 2007 target bonus was set at 50% of his base salary and the target bonuses for our other named executive officers were 35% of their respective base salaries.

The performance goal that the named executive officers were required to meet during our 2007 fiscal year in order to earn their annual bonuses was based on our company’s operating income excluding stock based compensation expenses. The maximum amount the profit sharing plan would have paid was 10% of operating income (excluding stock based compensation). The Committee selected this goal because it comprised both revenue growth and spending control goals and therefore would measure the overall performance of our company during the fiscal year. We did not achieve this target, so that there were no payouts to our named executive officers for fiscal 2007 under the profit sharing plan, and none of our named executive officers received an annual bonus.

In October 2007, the Committee approved the 2008 Virage Logic Executive MBO (management by objectives) Bonus Plan (the “MBO Plan”) effective as of October 1, 2007. The MBO Plan is intended to increase shareholder value and the success of our company by motivating key employees to perform to the best of their abilities to achieve or exceed our company’s objectives, and to reward achievement of our short-term and long-term business goals. The Committee determined that the primary business objectives for 2008 were to achieve revenue growth and earnings growth in line with our annual operating plan. For fiscal 2008, our top-five corporate goals are to build our company’s reputation as a trusted IP partner in the semiconductor industry; achieve first-to-market status with next generation products; broaden our company’s product portfolio; create a strong demand creation capability; and enhance stockholder value. Each of our company’s executive officers has quarterly sub-goals under the MBO Plan that support one or more of the top five corporate goals. In addition, a quarterly revenue goal, profit goal and maintenance of an employee voluntary turnover percentage, all aligned with fiscal 2008 targets, are three mandatory goals that each executive officer must carry as part of their measurement against MBO targets. Each executive officer’s MBO Plan goals have a percent weighting corresponding with its importance to our success.

Participants in the MBO Plan are eligible to earn restricted stock unit awards based upon the achievement of certain measurable performance goals and objectives relating to our company and each individual participant defined by specific metrics. The target RSU grants are in lieu of cash bonuses; no named executive officer is eligible for a cash bonus for fiscal 2008. The performance goals that our Chief Executive Officer and President will be required to complete during our 2008 fiscal year in order to earn the quarterly bonuses will focus on sales bookings, merger and acquisition activity, and enhancement of current technology and delivery of new technology. In addition, all of the executive officers have revenue and earnings per share goals. The Committee selected these goals as it believes they are most closely correlated to growth in stockholder value. Following the end of each quarterly performance period, the Committee determines the extent to which the performance goals and objectives were obtained. Based on this assessment, eligible participants in the MBO Plan may earn an equity based incentive award in an amount equal to their performance based on the number of shares designated to them. Following each fiscal quarter, 50% of any quarterly RSU award earned would be granted to the executive officer and immediately vested, and 50% is held pending the end of the fiscal year and is only received by the executive officer and vested thirty (30) days following fiscal year end, if we meet the annual fiscal year revenue and earnings per share target goals.

Long-Term Equity Incentive Compensation. We believe that equity awards are an essential component of executive compensation and closely align the interests of the executive officers with the long-term interests of shareholders. We target equity awards for executive officers at the 60th to 70th percentile, and at the 50th to 60th percentile for all other employees based on the Radford Survey. Equity awards are generally subject to vesting provisions to encourage executive officers to remain in our employ and to align their interests with the long-term interests of stockholders.

The Committee reviews outstanding equity awards in advance of any grant for each executive officer, including the number of shares that continue to be subject to vesting under prior grants, in determining the size of the grants to each of the executive officers. In addition, the Committee takes into account such factors as the named executive officer’s responsibility level, a comparison with comparable awards made to individuals in similar positions at our peer group companies listed above and at companies included in applicable public surveys, our long-term objectives for maintaining and expanding technological leadership through product development and growth, our expected performance, individual performance and contributions during the fiscal year. The number of equity incentives granted to each named executive officer during fiscal 2007 and the grant-date fair value of these options as determined under FAS 123R for purposes of our company’s financial statements is presented in the “Grants of Plan-Based Awards” table below.

Commencing in November 2006, we ceased granting stock options in favor of Stock Settled Appreciation Rights (“SSARs”), and, in more limited usage, restricted stock unit awards (“RSU”). The Committee determined to commence using SSARs given the lower dilution impact upon exercise, and RSU awards as full-value awards in limited circumstances. RSU awards are used by us for incentives to key employees, and under the MBO Plan. SSARs are granted with an exercise price per share equal to the closing market price of our company’s common stock on the date of grant. SSARs grants to our named executive officers typically vest over a four-year period, with an initial one-year cliff and monthly vesting thereafter on a ratable basis. We grant RSU awards to key employees and under our MBO Plan. RSU awards to our executive officers are generally calibrated to be approximately 1/4th the number of shares as SSARs awards, resulting in the lower usage of shares under our incentive plans. RSU awards also typically vest annually over a four-year period. We believe this four-year vesting period provides an incentive for the named executive officers to remain in our employ, and also focuses the named executive officers on the long-term performance of our company for the benefit of our stockholders. We believe the four-year vesting period together with annual grants expected to be made in successive years helps create a long-term incentive and strikes an appropriate balance between the interests of our company, our stockholders and the individual named executive officers in terms of the incentive, value creation and compensatory aspects of these equity awards.

Compensation of our Chief Executive Officer. Mr. McCranie’s compensation is set by the independent members of our board of directors. Mr. McCranie’s annual base salary as our President and CEO in fiscal 2007 was set at $300,000. Prior to Mr. McCranie’s assuming the role as President and CEO, he was paid $50,000 in the first quarter of fiscal 2007 for consulting services performed as our Executive Chairman while still a director. In July 2007 Mr. McCranie proposed to forego his base salary for two SSAR awards in the amount of 137,000 and 160,000 shares, with an exercise price of $7.47 vesting over fifteen months ratably, which the independent directors approved.

Change in Control and Termination Without Cause Severance Arrangements. We currently have change in control severance agreements with each of Mr. McCranie, Ms. Russell, and Mr. Shubat, and Mr. Rodriguez is provided certain benefits in the event of termination without cause or following a change in control under his offer letter. We provide these benefits as a means of remaining competitive, retaining executives and focusing executives on stockholder interests when considering strategic alternatives. The agreements with Mr. McCranie, Ms. Russell, and Mr. Shubat provide that in the event the executive officer is terminated for other than cause or good reason, for a period of twelve (12) months following a change in control or thirty (30) days prior thereto, the executive officer will receive an acceleration in aggregate of fifty percent of the unvested shares or other award incentives held by the executive, extension of the exercise period for option awards by ninety (90) days and a lump sum cash payment of any accrued and unpaid salary through the date of termination and any bonuses earned for any completed performance period. Mr. Rodriguez would receive, in the event of termination without cause within the first twelve (12) months of his employment, which period ends June 4, 2008, a severance benefit equal to six (6) months base salary. In addition, in the event of an acquisition and subsequent involuntary termination, or involuntary change of title or responsibility, Mr. Rodriguez would be entitled to receive fifty percent (50%) acceleration of unvested shares. For a description of these arrangements and provisions, see “Employment and Change in Control Agreements and Arrangements” of this proxy statement. We believe accelerated equity incentive vesting, in connection with a change in control and an involuntary termination of employment following the change in control, is appropriate. Given the uncertainty regarding the continued employment of named executive officers that typically occurs in a change in control and the importance of long-term equity awards in our executive compensation program, we feel that this vesting protection helps assure the named executive officers that they will not lose the expected value of their options because of a change in control of the Company. In addition, management may not resist potential change in control transactions which may be in the best interest of its stockholders.

Other Benefit Plans and Programs. Executives are eligible to participate in benefit programs designed for all of our company’s full-time employees. These programs include a 401(k) savings plan, medical, dental, disability and life insurance programs.

Stock Ownership/Retention Guidelines

We have not adopted stock ownership or equity retention guidelines for our executive officers. To date, our compensation programs have been significantly weighted in favor of long-term equity incentives. We may consider adopting equity ownership guidelines in the future if we determine it is appropriate and in the best interests of our company and our stockholders.

Tax and Regulatory Considerations

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of the Code. The Committee’s policy with respect to Section 162(m) is to try and preserve the deductibility of compensation payable to executive officers, although deductibility is only one among a number of factors considered in determining appropriate levels or means of compensation for these officers.

The Committee has determined that SSARs granted under our 2002 Equity Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant shall be treated as performance-based compensation.

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

COMPENSATION COMMITTEE REPORT1

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and included in this proxy statement for the 2008 Annual Meeting of Stockholders. In reliance on this review and discussion with management, the Compensation Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in the proxy statement for the 2008 Annual Meeting of Stockholders for filing with the Securities and Exchange Commission.

This report is submitted by the Compensation Committee.

Michael L. Hackworth, Chairman

Robert H. Smith

[1]

Pursuant to Item 407(e)(5) of Regulation S-K promulgated by the Commission, this “Compensation Committee Report” shall not be deemed to be filed with the Commission for purposes of the Exchange Act, nor shall such report be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, unless the intention to do so is expressly indicated.

EXECUTIVE COMPENSATION

The following tables set forth information concerning compensation earned by, or paid for, services provided to us and our subsidiaries for the periods indicated to: (1) all persons serving as our principal executive officer or as principal financial officer during fiscal 2007; (2) the two other most highly paid executive officers who were serving as executive officers at the end of fiscal 2007 other than the principal executive officer and the principal financial officer; and (3) two additional individuals who would have been included except that the individual was not serving as an executive officer at the end of 2007 (“named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
J. Daniel McCranie, President and Chief Executive Officer	2007	332,001	(3)	—		—	445,249	—	—		777,250

Christine Russell, Vice President of Finance and Chief Financial Officer	2007	235,008		—		—	288,526	—	—		523,534

Alexander Shubat, Vice President of Research and Development, Chief Technical Officer	2007	216,648		4,986	(4)	11,764	154,479	—	—		387,877

Pedro Rodriguez, Chief Marketing Officer	2007	82,532		25,000	(5)	19,483	64,011	—	—		191,026

Adam A. Kablanian, Former Co-Chief Executive Officer (6)	2007	66,772		—		11,764	195,582	—	—		274,118

James R. Bailey, Former Vice President of Worldwide Sales (7)	2007	217,619		—		22,695	286,373	—	71,862	(8)	598,549

(1)	Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under FAS 123R for fiscal 2007 with respect to restricted stock unit (RSU) awards (i.e., grant date fair value amortized over the requisite service period, but disregarding any estimate of forfeitures relating to service-based vesting conditions). The amount described includes the fiscal year compensation cost for awards made in 2007, using the FAS 123R modified prospective transition method. We describe the assumptions made in this valuation in the Form 10-K for the year ended September 30, 2007.
(2)	Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under FAS 123R for fiscal 2007 with respect to option grants and awards of stock settled appreciation rights (“SSARs”) (i.e., grant date fair value amortized over the requisite service period, but disregarding any estimate of forfeitures relating to service-based vesting conditions). The amount described includes the fiscal year compensation cost for awards made in 2007 and in prior years, using the FAS 123R modified prospective transition method. We describe the assumptions made in this valuation in the Form 10-K for the year ended September 30, 2007.
(3)	Of this amount, a total of $186,424 is attributable to the value of stock settled appreciation rights granted Mr. McCranie during fiscal 2007 in lieu of cash salary.
(4)	Represents a bonus received by Mr. Shubat for the issuance of a patent.
(5)	Represents Mr. Rodriguez’s signing bonus during 2007 upon acceptance of employment with the Company.
(6)	On January 4, 2007, Mr. Kablanian resigned from his position as Chief Executive Officer of the Company.
(7)	On July 10, 2007, Mr. Bailey resigned from his position as Vice President of World Sales.
(8)	Represents $66,462 in severance payment, and $5,400 in car allowance payments.

Grants of Plan-Based Awards Table

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		All Other Options Awards: Number of Securities Underlying Options (#)(2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
J. Daniel McCranie, President and Chief Executive Officer	07/02/07	—		297,000	(4)	7.47	944,549

Christine Russell, Vice President of Finance and Chief Financial Officer	—	—		—		—	—

Alexander Shubat,	11/09/06	3,000	(5)	—		—	26,460
Vice President of Research and Development, Chief Technical Officer	11/09/06			27,000	(6)	8.82	121,789

Pedro Rodriguez,	06/04/07	33,000	(7)	—		—	241,230
Chief Marketing Officer	06/07/07	—		250,000	(6)	7.08	811,550

Adam A. Kablanian,	11/09/06	3,000	(5)	—		—	26,460
Former Co-Chief Executive Officer	11/09/06	—		27,000	(6)	9.70	115,692

James R. Bailey,	02/05/07	8,495	(7)	—		—	69,999
Former Vice President of Worldwide Sales (8)	—	—		—		—	—

(1)	This column represents restricted stock unit (“RSU”) awards made during fiscal 2007. All awards were made under the Company’s 2002 Equity Incentive Plan.
(2)	This column represents stock settled appreciation right (“SSAR”) awards made in fiscal 2007. Each award represents the right to receive the appreciation value of one share of our common stock over the exercise price per share, subject to vesting conditions. All awards were made under the Company’s 2002 Equity Incentive Plan.
(3)	For stock settled appreciation right and restricted stock unit awards, this amount represents the full grant date fair value of the award computed in accordance with FAS 123R. We describe the assumptions made in this valuation in the Form 10-K for the year ended September 30, 2007.
(4)	Consists of two SSAR awards for 137,000 and 160,000 shares respectively, each vesting monthly over a fifteen-month period.
(5)	Represents an RSU award vesting one-half on the first anniversary of the grant date and one-half on the second anniversary thereof.
(6)	Represents a SSAR award vesting over four years, with 25% vesting on the first anniversary of the date of grant, and thereafter monthly on a ratable basis.
(7)	Represents an RSU award vesting 25% annually over a four year period commencing with the first anniversary of the date of grant.
(8)	On July 10, 2007, Mr. Bailey resigned from his position as Vice President of World Sales.

Outstanding Equity Awards At Fiscal Year-End Table

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
J. Daniel, McCranie, President and Chief Executive Officer	08/01/03	(5)	120,000			8.74	08/01/13
	03/19/05	(6)	60,000			11.65	03/19/15
	03/17/06	(5)	12,000			10.31	03/17/16
	03/20/06	(5)	160,000			10.30	03/20/16
	07/02/07	(5)	39,600		257,400	7.47	07/02/12

Christine Russell, Vice President of Finance and Chief Financial Officer	08/01/06		79,688		175,312	7.89	08/01/16

Alexander Shubat, Vice President of Research and Development, Chief Technical Officer	07/13/01	(6)	100,000			16.56	07/13/11
	02/08/02	(5)	55,000			16.11	02/08/12
	01/29/03	(5)	55,000			5.61	01/29/13
	08/31/04	(5)	37,500		17,500	9.39	08/31/14
	11/09/06	(5)			27,000	8.82	11/09/16	3,000	(7)	22,260

Pedro Rodriguez, Chief Marketing Officer	06/07/07	(5)			250,000	7.08	06/07/17
	06/04/07	(5)						33,000	(8)	244,860

Adam A. Kablanian, Former Co-Chief Executive Officer	07/13/01	(6)	50,000			16.56	07/13/11
	02/08/02	(5)	140,000			16.11	02/08/12
	01/29/03	(5)	70,000			5.61	01/29/13
	08/31/04	(5)	45,000		25,000	9.39	08/31/14
	11/09/06	(5)			27,000	9.70	11/09/16	3,000	(7)	22,260

James R. Bailey, Former Vice President of Worldwide Sales	10/17/05	(5)	104,917	(9)		7.76	10/17/15

(1)	These columns represent vested and unvested SSARs awards and stock option grants.
(2)	SSAR awards generally vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and thereafter monthly on a ratable basis.
(3)	This column represents outstanding RSU awards.
(4)	The amount in this column is calculated by multiplying the closing market price of our common stock as of September 30, 2007 ($7.42 per share as of September 30, 2007) by the number of RSUs listed for the specified executive officer.
(5)	Granted under the Company’s 2002 Equity Incentive Plan.
(6)	Granted under the Company’s 1997 Equity Incentive Plan.
(7)	This RSU award vests one-half on the first anniversary of the grant date and one-half on the second anniversary thereof.
(8)	This RSU award vests 25% annually over a four-year period commencing with the first anniversary of the date of grant
(9)	Following Mr. Bailey’s resignation, all unvested options and RSUs were forfeited. As of September 30, 2007, Mr. Bailey had outstanding options exercisable for 104,917 shares, all of which Mr. Bailey exercised during the post-employment exercise period.

Option Exercises, Stock Appreciation Rights, and Stock Vested Table(1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Daniel McCranie, President and Chief Executive Officer	—	—	—	—

Christine Russell, Vice President of Finance and Chief Financial Officer	—	—	—	—

Alexander Shubat, Vice President of Research and Development, Chief Technical Officer	—	—	—	—

Pedro Rodriguez, Chief Marketing Officer	—	—	—	—

Adam A. Kablanian, Former Co-Chief Executive Officer	—	—	—	—

James R. Bailey, Former Vice President of Worldwide Sales	—	—	—	—

(1)	During the fiscal year ended September 30, 2007, none of our named executive officers exercised stock options or stock settled appreciation rights, and no RSU awards vested.

Employment and Change in Control Agreements and Arrangements

Employment Arrangement with J. Daniel McCranie

On January 7, 2007, Mr. McCranie accepted his offer of employment with the Company. The offer letter provided for Mr. McCranie’s employment as President and Chief Executive Officer at an initial base salary of $300,000. Mr. McCranie is also eligible to participate in the Company’s health insurance, life insurance and 401(k) plans.

Employment Arrangement with Christine Russell

On June 6, 2006, Ms. Russell accepted her offer of employment with the Company. The offer letter provided for Ms. Russell’s employment as Vice President of Finance and Chief Financial Officer at an initial base salary of $235,008 and for Ms. Russell to participate in the Company’s bonus plan at an annual target of 35% of her base salary, prorated to the actual company performance versus the approved plan for the fiscal year ending on September 30, 2006. Ms. Russell received an option to purchase 255,000 shares of the Company’s common stock. Ms. Russell is also eligible to participate in the Company’s health insurance, life insurance and 401(k) plans.

Employment Arrangement with Pedro Rodriguez

On June 4, 2007, Mr. Rodriguez accepted his offer of employment with the Company. The offer letter provided for Mr. Rodriguez’s employment as Chief Marketing Officer at an initial base salary of $250,000 and for Mr. Rodriguez to participate in the Company’s bonus plan at 50% of his base salary at 100% of the management target. Mr. Rodriguez received a stock settled appreciation right grant for 250,000 shares of the Company’s common stock and a restricted stock unit grant of 33,000 shares. Mr. Rodriguez is also eligible to participate in the Company’s health insurance, life insurance and 401(k) plans. In the event Mr. Rodriguez’s employment is terminated within the first twelve months of his employment without cause, he will be paid a lump-sum amount equivalent to six (6) months of his base salary. In the event of an acquisition and subsequent involuntary termination, or involuntary change of title or responsibility, Mr. Rodriguez would be entitled to receive fifty percent (50%) acceleration of unvested shares.

Change in Control Severance Agreements

In the interest of assuring the continued dedication of its executive officers notwithstanding the potential for, or occurrence of, a change in control of the Company, the Company entered into Change in Control Severance Agreements (the “CIC Agreements”) with J. Daniel McCranie, Christine Russell, and Alexander Shubat. Under the CIC Agreements, an executive officer will be entitled to an acceleration and full vesting of an aggregate of fifty percent (50%) of the unvested shares or securities (or entitlement to cash in lieu thereof) covered by each issued and outstanding equity incentive award granted by the Company and held by the executive officer if, during the twelve (12) month period immediately following a Change in Control of the company, the executive officer is terminated from employment with the Company for any reason other than Cause or the executive officer resigns for Good Reason. Under the CIC Agreements, a “Change in Control” is defined as the acquisition of fifty percent or more of the outstanding common stock of the Company or voting securities (subject to certain exceptions); a change in composition of the board of directors resulting in board member turnover not approved by incumbent board members; or consummation of a reorganization or merger unless no person following such transaction owns greater than 50% of the surviving entity’s common stock or voting securities and such transaction is approved by the board of directors; or a liquidation or dissolution of the Company. In the CIC Agreements, Cause is defined as any act or omission committed by an executive officer after the effective date of the agreement, that results in either (i) a conviction or plea of “guilty” or “no contest” to a felony under federal or state law; or (ii) a conviction for any crime that constitutes fraud, theft, or misappropriation of Company property, or any other crime that materially injures the Company’s business or reputation. The CIC agreements define Good Reason as the occurrence of any of five specified circumstances after a change in control of the Company, wherein an executive officer has not provided express written consent for the occurrence of such circumstances, and such circumstances are not fully corrected prior to the date of termination indicated in an executive officer’s notice of termination. Such circumstances include the Company’s failure to obtain the agreement of any successor to assume the Company’s obligations under the CIC Agreements; a material diminishment in an executive officer’s authority, duties, or responsibilities; a reduction in base salary or diminishment of an executive officer’s bonus opportunity (other than as part of a broad readjustment across the executive management team); the reduction in benefits; or, relocation of more than 35 miles.

In addition, under the CIC Agreements, executive officers will receive a cash payment on the date of termination of any accrued and unpaid salary through the date of termination and/or bonuses earned for any completed performance period but not yet paid and any earned, unused vacation time. As a condition of being entitled to these additional benefits, our executive officers subject to the CIC Agreements have each agreed to release the Company from all claims related to their employment with the Company.

Potential Payments on Termination of Employment Without Cause or Upon Change in Control

In the tables below, we summarize the estimated payments that would be made to each of our named executive officers upon a termination of employment following a change in control, and in the case of Mr. Rodriguez, termination without cause prior to June 4, 2008. The entries for each named executive officer should be read together with the description of that officer’s employment arrangement above as applicable.

Potential Payments on Termination of Employment Without Cause or Upon Change in Control Table (1)

Name of Executive Officer(2)	Value of accelerated stock options, restricted stock units, stock settled appreciation rights, and severance benefits if applicable(3)
J. Daniel McCranie	—
Christine Russell	—
Alexander Shubat	$11,130
Pedro Rodriguez (4)	$289,930

(1)	The values in this table have been calculated as of September 30, 2007, and only reflect the acceleration of unvested awards as of this date; the table does not reflect the value, if any, of vested awards.
(2)	This table provides information for each continuing named executive officer.
(3)	Represents the value of accelerated restricted stock units provided to each named executive officer in the event of a Change in Control, equal to the incremental value of 50% of such equity incentive awards held by each named executive officer as of September 30, 2007, based on the closing market price of our common stock of $7.42 per share for that date, over the exercise price of the award, if applicable. Except for Mr. Rodriguez, all stock options and stock settled appreciation rights held by each named executive officer as of September 30, 2007 had exercise prices above the closing market price of our common stock on such date, thus there is no value attributable to them as of September 30, 2007 for the purpose of calculating these potential payments in the event of a Change in Control.
(4)	Mr. Rodriguez’s benefits are pursuant to his offer letter and include six (6) months of base salary equal to $125,000, which Mr. Rodriguez would receive if terminated without cause prior to June 4, 2008.

Separation Amounts Paid in Fiscal 2007

Severance Agreement and Arrangements with Adam A. Kablanian

On January 4, 2007, Mr. Kablanian resigned from his positions as President and Chief Executive Officer and was appointed Chairman of the Board of Directors. In connection with his resignation as President and Chief Executive Officer, the Company entered into a release agreement with Mr. Kablanian. Pursuant to the terms of the release agreement, Mr. Kablanian received his salary, less customary withholdings, through December 31, 2007 and contributory medical coverage as a director, with coverage ending March 7, 2008, and agreed to abide by the terms and conditions of the Employee Invention and Confidential Information Agreement and further agreed to release the Company from all claims related to his employment. The vesting of Mr. Kablanian’s stock options and equity awards will continue until the effective end date of his position on the Board of Directors. Effective immediately prior to the Annual Meeting of Stockholders, March 7, 2008, Mr. Kablanian will retire from the Board of Directors.

Severance Agreement and Arrangements with James R. Bailey

On July 10, 2007, Mr. Bailey resigned from his position as Vice President of World Sales. In connection with his resignation, the Company entered into a release agreement with Mr. Bailey. Pursuant to the terms of the release agreement, Mr. Bailey received a sum of $66,462 less applicable withholdings and health insurance coverage for him through December 31, 2007, or until Mr. Bailey earlier obtained comparable benefits under another employer’s health insurance plan. Mr. Bailey agreed to continue to maintain the confidentiality of all confidential and proprietary information of the Company and release the Company from all claims related to his employment.

Severance Agreement and Arrangements with James J. Ensell

On January 4, 2007, Mr. Ensell resigned from his position as the Company’s Senior Vice President of Marketing and Business Development. In connection with his resignation, the Company entered into a release agreement with Mr. Ensell. Pursuant to the terms of the release agreement, Mr. Ensell received a sum of $107,499 less applicable withholdings and health insurance coverage for him through June 30, 2007, or until Mr. Ensell earlier obtained comparable benefits under another employer’s health insurance plan. The vesting of Mr. Ensell’s equity awards ceased as of the date of resignation. Mr. Ensell agreed to abide by the terms and conditions of the Employee Invention and Confidential Information Agreement and further agreed to release the Company from all claims related to his employment.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2007 with respect to the shares of the Company’s common stock that may be issued under all of the Company’s equity compensation plans including the 1997 Equity Incentive Plan, 2002 Equity Incentive Plan, In-Chip Systems, Inc. 2001 Incentive and Non-statutory Stock Option Plan, 2000 Employee Stock Purchase Plan and the 2001 Foreign Subsidiary Employee Stock Purchase Plan.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	5,711,537	$9.46	806,461	(1)
Equity compensation plans not approved by stockholders (2)	213,015	$9.49	229,557

Total	5,924,552	$9.46	1,036,018

(1)	The number includes a total of 64,957 shares of our common stock remaining available for future issuance under our 2000 Employee Stock Purchase Plan and 2001 Foreign Subsidiary Employee Stock Purchase Plan as of September 30, 2007. Our 2000 Employee Stock Purchase Plan contains an “evergreen” provision that automatically increases on the first business day of each fiscal year beginning October 1, the lesser of an additional (i) 200,000 shares of common stock, (ii) 0.75% of the outstanding shares of capital stock on such date, or (iii) an amount determined by the board. None of our other plans has an “evergreen” provision.
(2)	The plans included In-Chip Systems, Inc. 2001 Incentive and Non-statutory Stock Option Plan (In-Chip Plan) which was assumed by the Company in connection with the Company’s acquisition of In-Chip Systems, Inc. on May 24, 2002.

As of September 30, 2007, a total of 229,557 shares of the Company’s common stock with a weighted average exercise price of $9.49 per share were issuable upon exercise of outstanding options under the In-Chip Plan. The In-Chip Plan was approved by the stockholders of In-Chip Systems, Inc.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts on behalf of the Board of Directors, as provided in the Company’s Audit Committee Charter, to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent auditors. Each of the members of the Audit Committee meets the independence and financial literacy requirements of NASDAQ listing standards. The Board of Directors has determined that Robert H. Smith is an “audit committee financial expert” within the meaning of the rules promulgated by the Securities and Exchange Commission.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended September 30, 2007 with the Company’s management and the independent auditors;

•

discussed with Burr, Pilger & Mayer LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•

reviewed the written disclosures and the letter from Burr, Pilger & Mayer LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Burr, Pilger & Mayer LLP their independence, and concluded that any non-audit services performed by Burr, Pilger & Mayer LLP are compatible with maintaining their independence. Burr, Pilger & Mayer LLP has performed no non-audit services to date;

•

reviewed and discussed with management its assessment of and report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2007, which management prepared using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal-Control Integrated Framework. The Committee also reviewed and discussed with Burr, Pilger & Mayer LLP, the Company’s independent registered public accounting firm, Burr, Pilger & Mayer LLP’s attestation report on management’s assessment of and report on the Company’s internal control over financial reporting;

•

based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission; and

•	instructed management and the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

Robert H. Smith, Chairman

Michael L. Hackworth

Cathal Phelan

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of January 7, 2008, by (a) each person known to the Company to own more than 5% of the outstanding shares of the common stock, (b) each director and director nominee of the Company, (c) the Company’s named executive officers, and (d) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of January 7, 2008, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent(3)
5% Stockholders
Artis Capital Management LLC (4)	4,445,706	19%
One Market Plaza, San Francisco, CA 94105

Crosslink Capital, Inc. (5)	1,997,056	9%
2 Embarcadero, Suite 2200, San Francisco, CA 94111

T. Rowe Price Associates, Inc. (6)	1,677,100	7%
100 East Pratt St., Baltimore, MD 21202

Directors and Executive Officers
J. Daniel McCranie (7)	710,400	3%
Christine Russell (7)	109,750	* *
Alexander Shubat (7)(8)	1,802,328	8%
Michael Stark (7)(9)	2,105,423	9%
Michael L. Hackworth (7)	176,578	1%
Robert H. Smith (7)	76,500	* *
Cathal Phelan (7)	77,000	* *
Adam A. Kablanian (7)(10)	3,338,421	14%
All directors and executive officers of the Company as a group (8 individuals)	8,392,900	36%

**	Less than 1% of outstanding common stock.
(1)	Unless otherwise indicated, the address of each person in this table is as follows: 47100 Bayside Parkway, Fremont, CA 94538
(2)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (SEC). Beneficial ownership of greater than 5% of the Company’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of executive officers and directors is as of January 7, 2008.
(3)	Applicable percentages are based on 23,483,167 shares of the Company’s common stock outstanding on the Record Date.
(4)	Based on the Schedule 13F filed with the SEC on November 14, 2007, Artis Capital Management, LLC beneficially owned 4,445,706 shares.
(5)	Based on the Schedule 13F filed with the SEC on November 14, 2007, Crosslink Capital Inc. beneficially owned 1,997,056 shares.
(6)	Based on the Schedule 13F filed with the SEC on November 14, 2007, T. Rowe Price Associates, Inc. beneficially owned 1,677,100 shares.

(7)	Includes shares which Mr. Kablanian, and executive officers and directors of the Company have the right to acquire within 60 days of January 7, 2008 upon exercise of outstanding options and stock settled appreciation rights as follows:

Michael L. Hackworth	72,000
Adam A. Kablanian	334,271
J. Daniel McCranie	510,400
Cathal Phelan	47,000
Christine Russell	106,250
Alexander Shubat	270,521
Robert H. Smith	48,000
Michael Stark	102,000
Total	1,490,442
(8)	Includes 295,500 shares held by trusts for Mr. Shubat’s minor children.
(9)	The shares include 102,000 shares currently exercisable stock options and shares held by Crosslink Capital, Inc. Mr. Stark is a control person of Crosslink Capital, Inc. and he disclaims beneficial ownership of the shares held by Crosslink Capital, Inc., except to the extent of his pecuniary interest.
(10)	Includes 347,000 shares held by trusts for Mr. Kablanian’s minor children.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters in their sole discretion.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, we believe that the following filings required to be made by our reporting persons were filed late in fiscal year 2007:

Name of Reporting Person	Number of Late Reports	Transactions That Were Not Reported on a Timely Basis
Michael L. Hackworth	1	Option grant
Robert H. Smith	1	Option grant
Michael Stark	1	Option grant
Cathal Phelan	2	Option grant
James R. Bailey	1	Option grant

RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

As set forth in the Audit Committee Charter, unless submitted to another comparable independent body of the Board, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or NASDAQ listing standards, related party transactions are submitted to the Audit Committee for ongoing review, and the Audit Committee approves or disapproves such related party transactions.

We have a written policy on related party transactions (“Policy”) that all employees are required to adhere, governing disclosure of related party transactions. The Policy prescribes approval requirements and related procedures with respect to related party transactions at the Company. All related party transactions must be reviewed for potential conflict of interest situations and related matters on an ongoing basis. Even related party transactions which do not require approval by the Audit Committee (or other independent body of the Board of Directors) and public disclosure under the Commission’s rules and NASDAQ’s listing standards must be reported to our Chief Compliance Officer (preferably prior to consummation of such transactions) so that we can review the transactions for conflict of interest and related matters.

Related Party Transactions

Cathal Phelan, a member of the Company’s Board of Directors since March 2006, currently serves as Chief Executive Officer of Ubicom, Inc., one of the Company’s customers. Revenue from Ubicom, Inc. was approximately $137,000 for the fiscal year 2007.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Corporate Secretary of the Company at the Company’s principal executive offices not later than one hundred and twenty (120) days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the one-hundred fiftieth (150th) day prior to such annual meeting and not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Corporate Secretary of the Company upon written request.

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2009 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 47100 Bayside Parkway, Fremont, CA 94538, on or before September 28, 2008. In addition, pursuant to the Company’s Bylaws, if the Company is not notified by September 28, 2008 of a proposal to be brought before the 2009 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors
J. Daniel McCranie
President and Chief Executive Officer

Fremont, California

January 25, 2008

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO VOTE BY PROXY VIA TELEPHONE, INTERNET, OR MAIL IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY MAIL, YOU SHOULD MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE.

PROXY

VIRAGE LOGIC CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF STOCKHOLDERS

MARCH 7, 2008

The undersigned hereby appoints Dan McCranie and Christine Russell, or any of them, each with the power of substitution, and to represent the undersigned at the Annual Meeting of Stockholders of Virage Logic Corporation, to be held at 47100 Bayside Parkway, Fremont, California 94538, on March 7, 2008 at 11:00 a.m. Pacific Standard Time, and any continuation or adjournment thereof, and to vote the number of shares of common stock of Virage Logic Corporation held or owned by the undersigned in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such shares of common stock is here by revoked. The shares will be voted as directed on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Virage Logic Corporation account online.

Access your Virage Logic Corporation stockholder account online via Investor Service Direct® (ISD).

The transfer agent for Virage Logic Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www. bnymellaon.com/shareowner

For Technical Assistance Call 1-877- 978-7778 between 9am-7pm Monday- Friday Eastern Time

****TRY IT OUT **** www.bnymellon.com/shareowner/isd

Investor SerivceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-877-899-9103

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIRAGE LOGIC CORPORATION.

Mark Here for Address Change or Comments

PLEASE SEE REVERSE SIDE

1– TO ELECT CATHAL PHELAN AND MICHAEL STARK AS CLASS II DIRECTORS TO HOLD OFFICE UNTIL THE 2011 ANNUAL MEETING OF STOCKHOLDERS AND TO ELECT ALEXANDER SHUBAT AS A CLASS III DIRECTOR TO HOLD OFFICE UNTIL THE 2009 ANNUAL MEETING OF STOCKHOLDERS, AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

FOR AGAINST ABSTAIN

2– TO RATIFY THE APPOINTMENT OF BURR, PILGER

& MAYER LLP AS INDEPENDENT AUDITORS OF

VIRAGE LOGIC CORPORATION FOR ITS FISCAL YEAR ENDING SEPTEMBER 30, 2008

FOR ALL WITHHOLD ALL

(except as indicated below)

Nominees: 01. Cathal Phelan 02. Michael Stark 03. Alexander Shubat

To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.

Except nominee(s) written above

THE BOARD OF DIRECTORS OF VIRAGE LOGIC CORPORATION RECOMMENDS THAT YOU VOTE FOR THE ABOVE PROPOSALS. WHEN NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED ON THE MATTERS AS THE PROXIES NAMED ON THE REVERSE SIDE MAY DETERMINE IN THEIR SOLE DISCRETION. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature Signature Date

NOTE : Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

VOTE BY INTERNET OR TELEPHONE OR MAIL

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET TELEPHONE http://www.proxyvoting.com/virl 1-866-540-5760

Use the internet to vote your proxy. OR Use any touch-tone telephone to Have your proxy card in hand vote your proxy. Have your proxy when you access the web site. card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail , mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Report and Proxy Statement on the internet at www.viragelogic.com